CONFORMED

SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JANUARY 20, 2003

ZEMEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada (State or other jurisdiction of incorporation)	1-228 (Commission File Number)	None (I.R.S. Employer Identification Number)

95 WELLINGTON STREET WEST, SUITE 2000
TORONTO, ONTARIO, CANADA M5J 2N7

(Address, of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (416) 365-8080

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS

Zemex Corporation reached an agreement with Hecla Mining Company to settle the lawsuit brought by Hecla against Zemex over the failure of Zemex to close the purchase of Hecla’s subsidiary K-T Clay Company in early 2001. The settlement will have an after tax cost to Zemex of approximately US$3.2 million or US$0.43 per share. Pursuant to the settlement agreement, Zemex will release an escrow deposit of US$2.1 million, with the balance to be paid by February 3, 2003. Hecla was claiming US$13.5 million in damages.

ITEM 7(c).     EXHIBITS.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Registrant’s press release issued on January 20, 2003 announcing the settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEMEX CORPORATION

Dated: January 23, 2003	By:	/s/ Allen J. Palmiere Allen J. Palmiere Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 20, 2003 announcing the settlement.